                                                 EXHIBIT NUMBER (11)
                                                 TO 9/30/96 FORM 10-Q

   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS

                                                 Third Quarter Ended September 30     Nine Months Ended September 30
                                                 --------------------------------     ------------------------------
                                                       1996             1995               1996             1995
                                                    -----------      -----------       ------------     ------------
Computations Required by
------------------------
Regulation S-K
--------------

Primary Earnings Per Share
--------------------------

Net Income Applicable to
     Common Shares                                  $65,225,457      $55,933,249       $187,669,908     $154,061,092
                                                    ===========      ===========       ============     ============

Weighted Average Number of Common
     and Common Equivalent Shares Outstanding

          Common Shares                              55,871,796       55,702,458         56,110,777       55,314,848

          Dilutive Effect of Common
            Equivalent Shares (A)

          Stock Options                               1,005,588          595,957            939,745          572,246

          Long Term Performance Stock Plan              315,745          371,585            291,059          350,102

          Other                                          75,461           16,283             58,958           12,332
                                                    -----------      -----------       ------------     ------------

                                                     57,268,590       56,686,283         57,400,539       56,249,528
                                                    ===========      ===========       ============     ============

 Net Income Per Common and
      Common Equivalent Share                             $1.14            $0.99              $3.27            $2.74
                                                     ==========       ==========        ===========      ===========


     (A) Determined by application of the treasury stock method.

                                                            EXHIBIT NUMBER (11)
                                                            TO 9/30/96 FORM 10-Q

   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS




                                                       Third Quarter Ended September 30        Nine Months Ended September 30
                                                       --------------------------------        ------------------------------
                                                           1996               1995                 1996             1995
                                                       -------------      -------------        -------------    -------------
Computations Required by
------------------------
Regulation S-K
--------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
 Common Shares                                           $65,225,457        $55,933,249         $187,669,908     $154,061,092


Add Back:  Dividend on Series E Convertible
 Preferred Stock                                                                781,250               14,756        2,343,750
                                                         -----------        -----------         ------------     ------------
                                                         $65,225,457        $56,714,499         $187,684,664     $156,404,842
                                                         ===========        ===========         ============     ============


Weighted Average Number of Common
 and Common Equivalent Shares Outstanding

     Common Shares                                        55,871,796         55,702,458           56,110,777       55,314,848

     Dilutive Effect of Common
       Equivalent Shares (A)

       Stock Options                                       1,125,970            796,429            1,185,038          872,424

       Long Term Performance Stock Plan                      337,931            395,981              307,293          364,940

       Other                                                  85,450             19,104               66,409           14,155

     Other Potentially Dilutive Securities

       Equivalent Shares Assuming Conversion of
        Series E Convertible Preferred Stock                                   1,204,820              127,517        1,204,820
                                                         -----------        -----------         ------------     ------------
                                                          57,421,147         58,118,792           57,797,034       57,771,187
                                                         ===========        ===========         ============     ============

Net Income Per Common and
 Common Equivalent Share                                 $      1.14        $      0.98         $       3.25     $       2.71
                                                         ===========        ===========         ============     ============

       (A) Determined by application of the treasury stock method.